                                                                    Exhibit 99.2

                 [GREENPOINT MORTGAGE FUNDING, INC. LETTERHEAD]


                                 March 29, 2002

TO ALL PARTIES LISTED ON SCHEDULE A
ATTACHED HERETO:


              RE: GreenPoint Home Equity Loan Trust (Series 2001-1); Accountants' Servicing Report regarding the Master Servicer
                    ------------------------------------------------------------


Ladies and Gentlemen:

         Pursuant to Section 3.10 of the Sale and Servicing Agreement and
Section 5(f) of the Underwriting Agreement with respect to the above-referenced offering, enclosed please find a copy of the Accountants' Servicing Report concerning the activities of GreenPoint Mortgage Funding, Inc. (as Master Servicer) during the preceding year.

                                         Very truly yours

                                         GREENPOINT MORTGAGE
                                         FUNDING, INC.,
                                         as Master Servicer

                                         /s/ Nathan Hieter
                                         ---------------------------------------
                                         Nathan Hieter
                                         Vice President

                       [PRICEWATERHOUSECOOPERS LETTERHEAD]

                        REPORT OF INDEPENDENT ACCOUNTANT


To the Board of Directors and Shareholder of GreenPoint Mortgage Funding, Inc.


We have examined management's assertion about GreenPoint Mortgage Funding, Inc.'s (the "Company"), a wholly-owned subsidiary of GreenPoint Bank, compliance with the minimum servicing standards identified in the Mortgage Bankers Association of America's Uniform Single Attestation Program for Mortgage Bankers
                         -------------------------------------------------------
("USAP") as of and for the year ended December 31, 2001 included in the accompanying management assertion (see Exhibit 1). Management is responsible for the Company's compliance with those minimum servicing standards. Our responsibility is to express an opinion on management's assertion about the entity's compliance based on our examination.

Our examination was made in accordance with attestation standards established by the American Institute of Certified Public Accountants and, accordingly, included examining, on a test basis, evidence about the Company's compliance with the minimum servicing standards and performing such other procedures as we considered necessary in the circumstances. We believe that our examination provides a reasonable basis for our opinion. Our examination does not provide a legal determination on the Company's compliance with the standards.

In our opinion, management's assertion that the Company complied with the aforementioned minimum servicing standards as of and for the year ended December 31, 2001 is fairly stated, in all material respects.

/s/ PricewaterhouseCoopers LLP

March 25, 2002

                    [GREENPOINT MORTGAGE FUNDING LETTERHEAD]


                    MANAGEMENT ASSERTION REGARDING COMPLIANCE
                        WITH MINIMUM SERVICING STANDARDS


As of and for the year ended December 31, 2001, GreenPoint Mortgage Funding, Inc. (the "Company"), a wholly-owned subsidiary of GreenPoint Bank, has complied in all material respects with the minimum servicing standards set forth in the Mortgage Bankers Association of America's Uniform Single Attestation Program for
                                          --------------------------------------
Mortgage Bankers.
----------------

As of and for this same period, GreenPoint Bank maintained on behalf of the Company, errors and omissions and employee fidelity bond insurance policies in the amount of $10,000,000 and $50,000,000, respectively.

March 22, 2002

/s/ Jean Bingham
------------------------------------
Jean Bingham
Executive Vice President of Risk, Servicing and Support

/s/ S.A. Ibrahim
------------------------------------
S.A. Ibrahim
Chief Executive Officer

                                   SCHEDULE A

Moody's Investors Service
99 Church Street
New York, NY 10007

Standard & Poor's Ratings Services
55 Water Street
New York, NY 10014

Financial Guaranty Insurance Company
115 Broadway
New York, NY 10006

Bankers Trust Company
c/o Bankers Trust Company of California, N.A.
1761 East St. Andrew Place
Santa Ana, CA 92705

Lehman Brothers Inc.
Three World Financial Center
New York, NY 10285-1200